UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2013 (November 5, 2013)

ENDO HEALTH SOLUTIONS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15989	13-4022871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Atwater Drive, Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 216-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Arrangement Agreement

On November 5, 2013, Endo Health Solutions Inc., a Delaware corporation (“Endo”), entered into an Arrangement Agreement (the “Arrangement Agreement”), among Endo, Sportwell Limited, a company incorporated in Ireland (“New Endo”), Sportwell II Limited, a company incorporated in Ireland, ULU Acquisition Corp., a corporation organized in Delaware (“DE Inc.”), RDS Merger Sub, LLC, a limited liability company organized in Delaware and a wholly owned subsidiary of New Endo (“Merger Sub”), 8312214 Canada Inc., a corporation incorporated under the laws of Canada, and Paladin Labs Inc., a corporation incorporated under the laws of Canada (“Paladin”). Under the terms of the Arrangement Agreement, (a) New Endo will acquire Paladin pursuant to a plan of arrangement under Canadian law (the “Arrangement”) and (b) Merger Sub will merge with and into Endo, with Endo as the surviving corporation in the merger (the “Merger” and, together with the Arrangement, the “Transactions”). As a result of the Transactions, both Endo and Paladin will become wholly owned subsidiaries of New Endo.

At the effective time of the Arrangement, (a) Paladin shareholders will be entitled to receive $1.16 (CAD) in cash, 1.6331 newly issued New Endo ordinary shares and 1 ordinary share of Knight Therapeutics Inc., a corporation to be incorporated under the laws of Canada as a subsidiary of Paladin, in exchange for each Paladin share held by such shareholders; and (b) Paladin equity awards will be settled on a cash-less exercise basis for New Endo ordinary shares in an amount reflecting the Arrangement consideration.

The cash consideration to be received by Paladin shareholders will be increased if Endo’s volume weighted average share price during an agreed reference period declines more than 7%. Cash compensation will be provided by Endo to Paladin shareholders if the share price declines more than 7% but less than 20%. If Endo’s share price declines between 20% and 24% during the agreed reference period, Endo will provide partial cash compensation to Paladin shareholders. Any decline in Endo’s share price beyond 24% will not be subject to further cash compensation to Paladin shareholders. The maximum amount by which the aggregate cash consideration to be received by Paladin shareholders would be increased by this price protection mechanism is approximately $233 million. The Merger shall become immediately effective following the effectiveness of the Arrangement, to the extent possible.

At the effective time of the Merger, (a) each share of Endo common stock will be converted into the right to receive one New Endo ordinary share; and (b) each Endo share option, restricted share award and other Endo share-based award that is outstanding will be converted into the right to receive an equity award from New Endo, which award shall be subject to the same terms and conditions as were applicable to the Endo award in respect of which it was issued.

The implementation of the Arrangement is conditioned upon, among other things:

•	the approval by Paladin shareholders of the Arrangement at a special meeting of Paladin shareholders;

•	the approval by the Endo shareholders of the Merger at a meeting of the Endo shareholders;

•	the approval by the NASDAQ Global Select Market for listing (subject only to official notice of issuance) and the conditional approval by the Toronto Stock Exchange (subject only to customary listing conditions) of the New Endo shares to be issued in the Merger and the Arrangement;

•	all required regulatory clearances being obtained and remaining in full force and effect and applicable waiting periods have expired or been terminated, in each case without the imposition of any restraint;

•	no governmental authority enacting a law or order that prevents the consummation of the Transactions or instituting a proceeding to prohibit consummation of the Transactions; and

•	the Registration Statement on Form S-4 to be filed by Endo with the U.S. Securities and Exchange Commission in connection with the Transactions having become effective and not being the subject of any stop order.

In addition, each party’s obligations to effect the Transactions is conditioned upon, among other things:

•	the accuracy of the other party’s representations and warranties in the Arrangement Agreement, subject to specified materiality standards; and

•	the performance by the other party of its obligations under the Arrangement Agreement in all material respects.

Endo’s obligation to effect the Transactions is further conditional upon its receipt of a legal opinion to the effect that Section 7874 of the Internal Revenue Code of 1986 and the regulations promulgated thereunder should not apply in such a manner so as to cause New Endo to be treated as a domestic corporation for U.S. federal income tax purposes from and after the closing date of the Arrangement and Merger.

Pursuant to the Arrangement Agreement, effective as of the closing of the Transactions, the directors of Merger Sub immediately prior to the effective time of the Merger shall be the directors of Endo, as the surviving company of the Merger.

The Arrangement Agreement contains customary representations, warranties and covenants by Endo and Paladin. Endo and Paladin have each agreed, among other things, subject to certain exceptions, not to solicit any offer or proposal for specified alternative transactions, or to participate in discussions regarding such an offer or proposal with any third party, or to accept or enter into any agreements relating to, or that would reasonably be expected to lead to, such an offer or proposal. In addition, certain covenants require each of the parties to use, subject to the terms and conditions of the Arrangement Agreement, commercially reasonable efforts to cause the Transactions to be consummated as promptly as possible and to take all steps necessary to divest or dispose of businesses or assets as may be required by a governmental authority, unless doing so would reasonably be expected to be material and adverse to Paladin and its subsidiaries and to Endo and its subsidiaries. Subject to certain exceptions, the Arrangement Agreement also requires each of Endo and Paladin to call and hold shareholders’ meetings and requires the boards of directors of Endo and Paladin to recommend approval of the adoption of the Arrangement Agreement, subject to each of Endo’s and Paladin’s board of directors’ right to change its recommendation in connection with a “Paladin Superior Proposal” or “Parent Superior Proposal” (each as defined in the Arrangement Agreement), as the case may be.

The Arrangement Agreement contains certain customary termination rights, including, among others, the right of either Endo or Paladin to terminate the Arrangement Agreement (a) if its shareholders or the shareholders of the other party fail to approve the Merger or Arrangement, respectively, (b) if the board of directors of the other party changes its recommendation to approve the Merger or Arrangement, respectively, (c) to enter into an agreement providing for a “Company Superior Proposal” or “Parent Superior Proposal,” each as defined in the Arrangement Agreement, respectively, (d) if the Transactions shall not have become effective by the date that is six months after the date of the Arrangement Agreement (the “Outside Date”), subject to certain conditions, (e) due to a material breach by the other party of any of its representations, warranties or covenants, subject to certain conditions and (f) upon a “Material Adverse Effect” of the other party.

The Arrangement Agreement also provides that a termination fee of $60 million (CAD) (the “Termination Fee”) is payable by Paladin in certain circumstances, including if Paladin terminates the Arrangement Agreement to enter into an agreement that constitutes a “Paladin Superior Proposal.” The Termination Fee is also payable by Endo in certain circumstances, including if Endo terminates the Arrangement Agreement to enter into an agreement that constitutes a “Parent Superior Proposal” or if Paladin terminates the Arrangement Agreement because the board of directors of Endo has changed its recommendation that Endo shareholders approve the Merger.

The foregoing description of the Arrangement Agreement is not complete and is qualified in its entirety by reference to the Arrangement Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Voting Agreements

In connection with the Arrangement Agreement, on November 5, 2013, Endo entered into Voting Agreements (the “Voting Agreements”) with certain shareholders of Paladin (the “Shareholders”) holding in the aggregate approximately 34% of Paladin’s outstanding shares. Pursuant to the terms of the Voting Agreements, the Shareholders have agreed in their capacities as Paladin shareholders, among other things: (i) to vote their shares in favor of the adoption of the Arrangement Agreement and against any alternative transaction, (ii) not to transfer any shares of Paladin subject to their respective Voting Agreements, subject to certain exceptions and (iii) not to exercise appraisal or dissent rights in connection with the Arrangement or transactions contemplated by the Arrangement Agreement. The Shareholders have the right to terminate the Voting Agreement if Endo’s volume weighted average share price declines more than 24% during an agreed reference period.

The Voting Agreements will terminate on the earlier of the consummation of the Transactions and the date that the Arrangement Agreement is terminated.

The foregoing description of the Voting Agreements is not complete and is qualified in its entirety by reference to the Voting Agreements, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Debt Commitment Letter

In connection with the Transactions, Endo has entered into a debt commitment letter (the “Commitment Letter”) pursuant to which Deutsche Bank AG New York Branch and Royal Bank of Canada have, among other things, agreed to provide (i) a senior secured term loan “A” facility in an aggregate principal amount of $1,100.0 million; (ii) a senior secured term loan “B” facility in an aggregate principal amount of $750.0 million; (iii) a senior secured revolving credit facility in an aggregate principal amount of $750.0 million; and (iv) an unsecured senior bridge facility in an aggregate principal amount of up to $1,300.0 million (collectively, the “Debt Financing”). The funding of the Debt Financing is contingent on the closing of the Arrangement and certain other conditions set forth in the Commitment Letter. The funding of the Debt Financing is not a condition to the obligations of New Endo or Paladin under the terms of the Arrangement Agreement.

The foregoing description of the Commitment Letter is not complete and is qualified in its entirety by reference to the Commitment Letter, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

New Endo will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include the Joint Proxy Statement/Circular of Endo and Paladin. Endo and Paladin plan to mail their respective shareholders the Joint Proxy Statement/Circular in connection with the transactions. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/CIRCULAR AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ENDO, PALADIN, THE TRANSACTIONS AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Joint Proxy Statement/Circular and other documents filed with the SEC by Endo through the website maintained by the SEC at www.sec.gov. Investors and security holders will be able to obtain free copies of the Joint Proxy Statement/Circular and other documents filed by Paladin on the System for Electronic Document Analysis Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators at http://www.sedar.com. In addition, investors and shareholders will be able to obtain free copies of the Joint Proxy Statement/Circular and other documents filed by Endo with the SEC by contacting Endo’s Corporate Secretary at 484-216-0000, and will be able to obtain free copies of the Joint Proxy Statement/Circular and other documents filed by Paladin on the SEDAR website by contacting Samira Sakhia at 514-669-5367.

Participants in the Solicitation

Paladin and Endo and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective shareholders of Paladin and Endo in respect of the transactions contemplated by the Joint Proxy Statement/Circular. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective shareholders of Paladin and Endo in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Joint Proxy Statement/Circular when it is filed with the SEC. Information regarding Paladin’s directors and executive officers is contained in Paladin’s Annual Report for the year ended December 31, 2012, filed on the SEDAR website. Information regarding Endo’s directors and executive officers is contained in Endo’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC.

Safe Harbor Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. These forward-looking statements may include, without limitation, statements regarding the completion of the proposed transaction and other statements that are not historical facts. Although Endo and

Paladin each believe its forward-looking statements are reasonable, they are subject to important risks and uncertainties. Those include, without limitation, the failure to receive, on a timely basis or otherwise, the required approvals by Endo and Paladin shareholders, the Superior Court of Québec and applicable government and regulatory authorities, the terms of those approvals, the risk that a condition to closing contemplated by the arrangement agreement may not be satisfied or waived, the inability to realize expected synergies or cost savings or difficulties related to the integration of Endo and Paladin operations, the ability of the combined company to retain and hired key personnel and maintain relationships with customers, suppliers or other business partners, or other adverse events, changes in applicable laws or regulations, competition from other pharmaceutical companies, and other risks disclosed in Endo and Paladin’s public filings, any or all of which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. The forward-looking statements in this communication are qualified by these risk factors. As a result of these risks and uncertainties, the proposed transaction could be modified, restructured or not be completed, and actual results and events may differ materially from the results and events contemplated in these forward-looking statements and from historical results. Neither Endo nor Paladin assumes any obligation to publicly update any forward-looking statements, except as may be required under applicable securities laws, or to comment on expectations of, or statements made by the other party or third parties in respect of the proposed transaction. These forward-looking statements are not guarantees of future performance, given that they involve risks and uncertainties. Investors should not assume that any lack of update to previously issued forward-looking statement constitutes a reaffirmation of that statement. Continued reliance on forward-looking statements is at investors’ own risk.

For more information regarding these and other risks and uncertainties that Endo may face, see the section entitled “Risk Factors” in Endo’s Form 10-K, Form 10-Q and Form 8-K filings with the SEC and as otherwise enumerated herein or therein.

For more information regarding these and other risks and uncertainties that Paladin may face, see the section entitled “Risks Related to Paladin’s Business” in Paladin’s Information Form for the year ended December 31, 2012 and the sections in Paladin’s Management’s Discussion and analysis entitled “Concentration of Credit Risk and Major Customers,” “Liquidity Risk,” “Foreign Exchange Risk,” “Interest Rate Risk,” and “Equity Price Risk” contained in Paladin’s Annual Report for the year ended December 31, 2012 filed on the SEDAR website.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Arrangement Agreement, dated as of November 5, 2013, among Endo Health Solutions Inc., Sportwell Limited, Sportwell II Limited, ULU Acquisition Corp., RDS Merger Sub, LLC, 8312214 Canada Inc. and Paladin Labs Inc.

10.1	Voting Agreement, dated as of November 5, 2013, between Endo Health Solutions Inc. and Jonathan R. Goodman.

10.2	Voting Agreement, dated as of November 5, 2013, between Endo Health Solutions Inc., 4527712 Canada Inc. and certain shareholders of Paladin Labs Inc.

10.3

Commitment Letter, dated as of November 5, 2013, among Endo Health Solutions Inc., Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities, Royal Bank of Canada and RBC Capital Markets, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2013	ENDO HEALTH SOLUTIONS INC.

	By:	/s/ Caroline B. Manogue
	Name:	Caroline B. Manogue
	Title:	Executive Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Arrangement Agreement, dated as of November 5, 2013, among Endo Health Solutions Inc., Sportwell Limited, Sportwell II Limited, ULU Acquisition Corp., RDS Merger Sub, LLC, 8312214 Canada Inc. and Paladin Labs Inc.

10.1	Voting Agreement, dated as of November 5, 2013, between Endo Health Solutions Inc. and Jonathan R. Goodman.

10.2	Voting Agreement, dated as of November 5, 2013, between Endo Health Solutions Inc., 4527712 Canada Inc. and certain shareholders of Paladin Labs Inc.

10.3

Commitment Letter, dated as of November 5, 2013, among Endo Health Solutions Inc., Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities, Royal Bank of Canada and RBC Capital Markets, LLC.